Table of Contents

IRON ORE SUPPLY CONTRACT AND OTHER COVENANTS (TAILING DAM REJECTS)

By means of this private legal instrument, on the one hand, in its capacity as buyer,

NACIONAL MINÉRIOS S/A, a joint stock corporation organized and existing under Brazilian law, with its head office located in the City of Congonhas, State of Minas Gerais, Federal Republic of Brazil, at the address known as “Logradouro Casa de Pedra”, s/n (unnumbered), Part, enrolled with the General Registry of Corporate Taxpayers of the Brazilian Ministry of Finance (“CNPJ/MF”) under No. 08.446.702/0001 -05 (and its successors, hereinafter referred to as “BUYER”), and, on the other hand, in its capacity as seller,

COMPANHIA SIDERÚRGICA NACIONAL, a joint stock corporation organized and existing under Brazilian law, with its head office located in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua São José No. 20, Suite 1602, Part, enrolled with the CNPJ/MF under No. 33.042.730/0001 -04 (hereinafter referred to as “SELLER”),

(BUYER and SELLER are individually identified as “Party” and jointly as “Parties”).

and, as intervening parties:

BIG JUMP ENERGY PARTICIPAÇÕES S.A., a corporation organized and existing under Brazilian law, with its head offices located in the City of São Paulo, State of São Paulo, at Rua da Consolação, 247, 3rd Floor, Room 85A, enrolled with the CNPJ/MF under No. 09.431.882/0001 -14, herein represented in accordance with its by-laws (and its successors, hereinafter referred to as the “Brazilian SPC”);

BRAZIL JAPAN IRON ORE CORPORATION, a company duly organized and existing under the laws of Japan, with its head office located at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-8077, Japan, herein represented in accordance with its by-laws (hereinafter referred to as the “Japanese SPC”);

POSCO, a company duly incorporated and validly existing under the laws of Korea, with head offices at 892 Daechi 4-dong Kangnam-gu, Seoul, 135-777, Korea, herein represented in accordance with its by-laws (“Posco”);

(the Brazilian SPC, the Japanese SPC and POSCO are individually identified as “Intervening Party” and jointly as “Intervening Parties”);

RECITALS

WHEREAS:

(A) SELLER has tailing dams at its iron ore mine named the “Casa de Pedra Mine”, located in the City of Congonhas, State of Minas Gerais (hereinafter referred to as “Casa de Pedra Mine”), at which dams rejects resulting from the iron ore production process are deposited;

(B) BUYER intends to acquire from SELLER rejects resulting from the tailing dams denominated “tailing dam IV” and “tailing dam V” of the Casa de Pedra Mine (with such tailing dams being hereinafter referred to as “B-IV” and “B-V”, respectively), and BUYER wishes to assume responsibility for the removal of such rejects at its own cost and expenses from the B-IV and B-V tailing dams, and SELLER intends to supply and, therefore, authorize BUYER to remove such rejects;

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(C) parallel to the supply of rejects from the B-IV and B-V tailing dams, BUYER intends to set up a plant to process the tailing dams rejects (“Concentration Plant”) to produce two types of pellet feed: (i) direct reduction pellet feed (“DRPF”) and (ii) blast furnace pellet feed (“BFPF”) (collectively, “Pellet Feed”). BFPF is supposed to feed a pelletizing plant to be constructed by BUYER (“Pelletizing Plant I”), during its initial start-up phase. The Concentration Plant is to be located at Casa de Pedra Mine, in an area owned by SELLER to be assigned to BUYER on a free lease (commodato) basis for this purpose; and

(D) the Parties simultaneously execute (i) a Low Silica ROM Iron Ore Supply Contract; (ii) a High Silica ROM Iron Ore Supply Contract; (iii) a Port Operating Services Agreement; and (iv) a Support Agreement (solely in relation to Clause 2 thereof) (all such agreements, but excluding this Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), the “Related Contracts”);

The Parties hereby execute this Iron Ore Supply Contract and Other Covenants (the “Contract”), which shall be governed by the following clauses and conditions:

CLAUSE ONE – SCOPE

1.1. The scope of this Contract is the supply by SELLER to BUYER of tailing dam rejects deposited at tailing dams B-IV and B-V of the Casa de Pedra Mine, with the chemical properties (specifications) for the rejects of each tailing dam as set forth in Attachment I hereto (the “Product”), free of any encumbrance, charges, debts or doubts, with due regard to the other clauses of this Contract. All references to Product in this Contract shall comprise both types of tailing dam rejects to be supplied hereunder or each of them separately, as required by the context of each specific provision.

1.1.1 For the purposes of supply of Products hereunder, SELLER authorizes BUYER to have the Products removed as provided in this Contract. SELLER shall provide free access to tailing dams B-IV and B-V to BUYER’s personnel, equipment, material as required for the performance of this Contract. The Parties shall discuss in good faith the terms and conditions of such access by BUYER in order to comply with this Contract.

CLAUSE TWO – TERM, QUANTITIES AND CONDITIONS FOR SUPPLY

2.1. Term of Supply. The Product shall be supplied for [•]1 consecutive months, beginning when the Concentration Plant starts to operate (which is expected to occur in [•] of the Mining Year of [•]). For the intents and purposes of this Contract, “Mining Year” shall mean the period of 12 (twelve) months beginning on April 1st of a calendar year and ending on March 31st of the subsequent calendar year.

2.1.1. Extension. In case SELLER supplies an amount of Products lower than the Contractual Quantity (as defined in Clause 2.2 below) as of the end of the term provided in Clause 2.1, the term of this Contract shall be extended for a maximum period of [•] months; provided that, in no event shall the term of this Contract exceed [•] unless otherwise agreed by the Parties.

1 Text marked as [•] denotes CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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2.2. Contractual Quantity. SELLER undertakes to make available to BUYER [•] wet metric tons of Product (such quantity of Product being hereinafter referred to as the “Contractual Quantity”).

2.3. Quantities Effectively Supplied. The quantity of Product effectively supplied under this Contract shall be determined based on the weighing of each Batch (as defined below) of Product supplied, to be carried out in accordance with the criteria and other procedures set forth in Attachment III hereto, and shall be based on the weighing certificates provided on such Attachment III. For the purposes of this Contract, the term “Batch” means the quantity of Product effectively supplied during the period between the first and last day of a determined month, as indicated on the weighing certificates provided.

2.4. Place of Removal. The Contractual Quantity to be made available to BUYER under this Contract is located at tailing dams B-IV and B-V. On the date for beginning of supply of the Product, BUYER may start removing the Product from tailing dams B-IV and B-V, at its own cost and expense, assuming all responsibilities for all activities relating to such removal, in accordance with this Contract.

2.5. Transfer of Ownership. Title to and risks in relation to the Product shall be transferred from SELLER to BUYER upon removal thereof by BUYER from tailing dams B-IV and B-V.

2.6. Communication between SELLER and BUYER. The Parties undertake to keep close and frequent communication throughout the term of this Contract aiming at the achievement of the performance of their obligations under this Contract, as follows:

2.6.1. Monthly Meetings. Each Party shall indicate by written notice to the other Party, no later than 30 (thirty) days of the date of execution of this Contract, a committee of three or four officers and/or employees in charge of representing that Party in the management of the day-to-day operations under the Contract (the “Representation Committee”). The Representation Committee of each Party shall convene on a monthly basis, on a date to be agreed upon by the Parties through mutual discussion in good faith (and, if not a business day, the immediately following business day) to discuss and define any issues related to the operations under this Contract and the Parties’ performance of their obligations hereunder, such as:

- Planning and nomination of Quantity to be supplied by SELLER in the next month;
- Review of the actual performance and quality of the supply of the Product for the immediately preceding month;
- Reconciliation of Actual vs Budget for the operation of the month; and
- Discuss and agree in good faith any counter-measures (but in any event without prejudice to any provisions of this Contract) that shall be taken by each Party, as applicable, for any non-conformity, quality deviations or nonperformance of the Parties’ obligations under this Contract.

2.6.2. Yearly Meetings. The Representation Committee of the Parties shall annually convene on a date to be mutually agreed by the Parties in each Mining Year to discuss the operations and performance of the Parties’ obligations under this Contract for the preceding Mining Year, as well as issues such as:

- Planning for next Mining Year;
- Review the actual performance and quality of the supply of the Product for the previous Mining Year;
- Reconciliation of Actual vs Budget for the operation of the Mining Year; and
- Discuss and agree in good faith any counter-measures that shall be taken by each Party, as applicable, for any non-conformity, quality deviations or nonperformance of the Parties’ obligations under this Contract.

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2.6.3. INTERVENING PARTIES’ Attendance. The Intervening Parties may appoint representatives being entitled to attend the Yearly and Monthly Meetings provided in Clause 2.6.1 and 2.6.2 at its sole discretion.

2.6.4. Day-to-day Communication. Further to the above, Parties shall keep, through any of the members of the Representation Committee, close daily communication in connection with the operations of this Contract.

2.7. Access to BUYER’s Daily Operations under this Contract. SELLER will be entitled to access and supervise BUYER’s daily operations under this Contract, through a representative indicated by SELLER, including but not limited to quality control procedures, such as weighing, sampling and analysis, among others, and related operations at tailing dams B-IV and B-V at Casa de Pedra Mine. BUYER will endeavor its best efforts to provide such clarification or information requests which may be submitted by SELLER as a result thereof.

CLAUSE THREE – PRODUCT QUALITY

3.1. Quality of the Product Supplied. The Parties hereby acknowledge and agree that all the chemical characteristics set out in Attachment I hereto as guaranteed specifications (the “Guaranteed Specifications”) are mandatory and guaranteed by SELLER. The quality of the Product supplied shall be determined based on sampling and analysis to be carried out on each Batch in accordance with the criteria and other procedures set out in Attachment III hereto.

3.1.1. Guaranteed Specifications. BUYER shall verify and report in writing to SELLER, on both a weekly and monthly basis, the average quality of the Product supplied to BUYER at the immediately previous week and month, respectively.

3.1.2. Target Specifications. The target specifications described in Attachment I shall be used to calculate the Penalty / Bonus Component described in the formula set forth in Clause 4.1 below (the “Target Specifications”).

CLAUSE FOUR – UNIT PRICE

4.1. Unit Price. The price per wet metric ton (wmt) of Product supplied shall be, according to the conditions for delivery set out in Clause 2.3 above - determined on the basis of the quantities and quality (content of iron or “Fe”) of each Batch, based on the following formula (the price, per wet metric ton, resulting from application of the mentioned formula, the “Unit Price”):

PU=P1+ [Penalty / Bonus Component]

where:

PU = means Unit Price for a determined month of supply;

P1 = means, as of April 1st, 2008, the equivalent in Brazilian currency to US$ [•], it being certain that such amount shall be readjusted, at the beginning of each Mining Year, based on the same percentage readjustment as iron ore fines of the type known as [•], as produced by the [•] (hereinafter referred to as “[•]”) and aimed for shipment through the Port of Tubarão to Japan (such ore being hereinafter referred to as “Reference Ore”), as disclosed (by order):

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(i) in the Tex Report, as published by the Tex Report, Ltd. (or successor thereto);

(ii) if the Tex Report, for any reason, is no longer available or does not any longer disclose the Reference Ore, the Metal Bulletin, published by Metal Bulletin, plc (or successor thereto); or

(iii) if the Metal Bulletin, for any reason, is no longer available or does not any longer disclose the price of the Reference Ore, then the [•] website or any other [•] publication.

Notwithstanding the provisions above, if, upon commencement of a Mining Year, the percentage readjustment applicable to the Reference Ore is not available and no other readjustment has been agreed to by the Parties in view of the conditions of the international iron ore market, the “P1” applicable to the supplies to be carried out in the Mining Year that is about to begin shall temporarily be the “P1” then in effect until such time as the percentage readjustment applicable to the Reference Ore is known or determined. As soon as the percentage readjustment applicable to the Reference Ore is known or determined, the new “P1” shall be determined in accordance with the provisions contained in this Clause, with retroactive effects to the beginning of the Mining Year in question, with any eventual differences (either upwards or downwards) resulting from temporary use of the “P1” then in effect in the formula for determination of the Unit Price being agreed between the Parties within a period of [•] days counting from the date on which the new “P1” has been disclosed and communicated in writing by SELLER to BUYER.

In the event the Reference Ore should no longer be produced or sold, the Parties shall promptly replace it, for purposes of readjusting “P1”, with such product that succeeds Reference Ore or with such other type of iron ore that is representative on the international iron ore market that is agreed to by the Parties.

For purposes of translating the “P1” into Brazilian currency, SELLER shall use the average of quotations for sale of the United States Dollar as disclosed by the Brazilian Central Bank (BACEN) by means of transaction PTAX 0800, option 5 (or such transaction as may replace same on the BACEN System - SISBACEN), in the month prior to that for issuance of the invoice relating to the supply of the Product, and shall take “P1” to 2 (two) decimal places after rounding off. ”PTAX” means the ask rate which means the Brazilian Reais’ bid and Dollar’s ask rate, expressed as the amount of Brazilian Reais per one Dollar, published by the Brazilian Central Bank (BACEN) on SISBACEN Data System under transaction code PTAX-800, Option 5, "Venda" by approximately 6:00 p.m., São Paulo time;

Penalty / Bonus Component = (Fe% - Fe% Target Specifications) * US$[•]/wmtu;

wmtu = [•]% of Fe Content of each wmt (= [•]kg of Fe content in wmt)

Fe% = means the actual average iron content of QL in a determined month;

QL = means the quantity of the Batch effectively supplied by SELLER to BUYER in a given month, as indicated on the weighing certificates issued in the manner set forth in Attachment III hereto; and

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Fe% Target Specifications = means the applicable iron content of Fe set forth in Attachment I hereto.

4.2. Taxes. The Parties acknowledge and agree that the amount attributed to “P1” in Clause 4.1 above does not include taxes of any kind levied on the Product and/or on the supply of the Product (subject to Clauses 8.2, 8.3 and 8.4, as and if applicable), such as the Federal Social Integration Program – PIS, the Social Security Finance – COFINS contributions and the State Value-Added Tax on Circulation of Goods and Services – ICMS. The taxes currently imposed on the Product and/or on the supply of the Product as well as the formula for the addition of those taxes, if applicable, to the Unit Price are disclosed in Attachment V hereto.

CLAUSE FIVE – BILLING AND PAYMENT

5.1. Issuance of Invoices. On the last day of each month, SELLER shall issue an invoice (“NFF”) for each Batch of Product supplied and submit such NFF to BUYER within no more than 3 (three) Working Days from the issue date, with due regard to the provisions of this Clause and Applicable Law.

5.1.1. The NFFs shall be issued to BUYER based on the weighing certificates provided in the manner set forth in Attachment III hereto in relation to each Batch of Product removed. Each NFF is to reflect the value of the Batch of Product supplied, in view of the Unit Price and the quantity of the Batch.

5.2. Payment Term of the NFFs. The NFFs are to be paid by BUYER within a period of no more than 30 (thirty) days counting from the date of BUYER’s receipt of original NFF, without any financial compensation or inflation adjustment being due for such payment term.

5.2.1. In the event any NFF contains any irregularity, in BUYER’s opinion, BUYER shall return it to SELLER within a period of no more than 5 (five) Working Days from receipt thereof, with SELLER being responsible for remedying such irregularity and resubmitting it to BUYER within a period of no more than 5 (five) Working Days.

5.2.2. In case there is any disagreement between the Parties in relation to any NFF received by BUYER, such disagreement shall be resolved in a period of no more than 30 (thirty) days counting from the date such disagreement is notified by any Party to the other, with any adjustments (either upwards or downwards) in the value of the NFF in relation to which there has been a disagreement being reflected in the immediately subsequent NFF or, if there are none, paid within the same deadline established in accordance with Clause 5.2 above, counting from the date on which such adjustments have been determined and agreed to by the Parties.

5.2.3. BUYER shall issue a debit note for such sums as SELLER expressly recognizes as being owed to BUYER under this Contract, with full offset of such amounts as are due to BUYER, at BUYER’s discretion, against amounts that BUYER has to pay to SELLER. In the event it is not possible or advisable to carry out the offset set forth in this Clause, the debit note shall be paid by SELLER within the same deadline established under Clause 5.2 above counting from the issue day of such debit note.

5.3. Manner of Payment. Any payment due by BUYER to SELLER shall be made by means of available electronic transfer (TED - “transferência eletrônica disponível”) of funds to SELLER’s current account indicated in Attachment IV hereto (or to such other account as may be notified by SELLER to BUYER under the terms of this Contract), with the transfer voucher slip serving as proof of payment and discharge of the respective obligation. Any payment due by SELLER to BUYER shall also be carried out through the TED system for transferring funds to BUYER’s current account indicated in Attachment IV hereto (or to such other account as may be notified by BUYER to SELLER under the terms of this Contract), with the transfer voucher slip serving as proof of payment and discharge of the respective obligation.

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5.4. Late Payment Charges. In the event any delay should occur with respect to payment of amounts due under this Contract by one Party to the other, the amount due and not paid shall be monetarily restated based on the variation in the Reference Rate – TR (or other such index as may replace the latter), plus late payment interest of 1% (one per cent) per month, calculated on a pro rata basis between the due date and the date of effective payment, with no other type of increase being due.

CLAUSE SIX –FREE LEASE (COMODATO)

6.1. SELLER and BUYER shall execute on the date hereof a Free Lease Agreement (Comodato), pursuant to which SELLER undertakes to assign to BUYER, on a free lease (comodato) basis, an area it owns at the Casa de Pedra Mine measuring approximately [•] m2 [•], located between tailing dams B-IV and B-V, in accordance with the specific layout contained in Attachment V hereto, area on which BUYER is to set up and operate (a) the Concentration Plant, and (b) a yard for storage of the pellet feed produced in said Concentration Plant.

CLAUSE SEVEN – REPRESENTATIONS OF THE PARTIES

7.1. Representations of SELLER. SELLER hereby declares to BUYER, as of the signing date below and on the date of each supply of the Product, assuming responsibility for the correctness, truthfulness and completeness of such representations, that:

(a) it is a duly organized and validly established public joint stock corporation under the laws of Brazil and that it has full legal capacity to own and operate its facilities and conduct its business as conducted at present, and is duly qualified to supply the Product to BUYER under the terms of this Contract;

(b) it has obtained all the corporate or similar authorizations required to sign this Contract and to comply with the obligations attributed to it hereunder;

(c) this Contract has been duly and validly executed and delivered by SELLER and constitutes a legal, valid and binding obligation insofar as the SELLER is concerned and is enforceable against it on the terms hereof;

(d) it is not insolvent, under court protection from creditors, extrajudicial or judicial recovery, and it is neither impeded from paying its obligations and nor has it been declared bankrupt;

(e) neither the execution and delivery of this Contract nor the consummation of the transactions and performance of the terms and conditions of this Contract by SELLER will (i) result in a violation or breach of or default under any provision of the by-laws of SELLER; (ii) will result in a violation or breach of or default under any provision of any agreement, indenture or other instrument under which SELLER is bound; or (iii) violate any constitution, statute, law, regulation, rule, ruling, charge, order, writ, injunction, judgment or decree (“Applicable Law”) of or by any federal, national, state, municipal, local or similar government, governmental, regulatory, administrative or tax authority, agency or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authority”); which may negatively affect or prevent the performance of its obligations, including, without limitation, SELLER’s obligation to supply the Product and, therefore, the removal thereof by BUYER hereunder, pursuant to the terms and conditions hereof;

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(f) it has good, valid and marketable title to, valid and subsisting leasehold or acquisition interests in or to, or valid, binding and enforceable rights to, the Casa de Pedra Mine and will have and keep good, valid and marketable title to, valid and subsisting leasehold or acquisition interests in or to, or valid, binding and enforceable rights to the tailing dams B-IV and B-V and other relevant assets and rights required for the performance hereof (“Assets”);

(g) all Assets are (i) in good operating condition and repair, and are adequate for the uses to which they are being put and (ii) sufficient for the performance of the obligations of SELLER hereunder;

(h) it is not a party and will not enter into any agreement, arrangement, transaction, lease, license, note, mortgage, indenture, contract and other contractual rights and obligations, whether written or oral which negatively affect or prevent the performance of its obligations hereunder;

(i) it has been and will continue to be in full compliance with all Applicable Law related to the performance of this Contract, including without limitation those regarding tax, environmental, labor and social security matters;

(j) it will obtain and keep all licenses, permits and authorizations required for its operation and the performance of this Contract; and

(k) there is no court or administrative litigation, action, suit, proceeding, condemnation, investigation, claim, audit, order, decision, decree, writ, judgment, injunction, determination or award or any arbitration proceeding that may prevent, limit or affect SELLER’s ability to perform any of its obligations under this Contract.

7.2. Representations of BUYER. BUYER hereby declares to SELLER, as of the signing date below and on the date of each supply of the Product, assuming responsibility for the correctness and truthfulness of such representations, that:

(a) it is a duly organized and validly established joint stock corporation under the laws of Brazil and that it has full legal capacity to own and operate its facilities and conduct its business as conducted at present, and is duly qualified to acquire SELLER’s Product under the terms of this Contract;

(b) it has obtained all the corporate or similar authorizations required to sign this Contract and to comply with the obligations attributed to it hereunder;

(c) this Contract has been duly and validly executed and delivered by SELLER and constitutes a legal, valid and binding obligation insofar as the BUYER is concerned and is enforceable against it on the terms hereof;

(d) it is not insolvent, under court protection from creditors, extrajudicial or judicial recovery, and it is neither impeded from paying its obligations and nor has it been declared bankrupt;

(e) neither the execution and delivery of this Contract nor the consummation of the transactions and performance of the terms and conditions of this Contract by BUYER will (i) result in a violation or breach of or default under any provision of the by-laws of BUYER and (ii) result in a violation or breach of or default under any provision of any agreement, indenture or other instrument under which BUYER is bound;

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(f) it has been and will continue to be in full compliance with all Applicable Law related to the performance of this Contract, including without limitation those regarding tax, environmental, labor and social security matters;

(g) it has obtained and will keep all licenses, permits and authorizations required for its operation and the performance of this Contract; and

(h) there is no court or administrative litigation, action, suit, proceeding, condemnation, investigation, claim, audit, order, decision, decree, writ, judgment, injunction, determination or award or any arbitration proceeding that may prevent, limit or affect BUYER’s ability to perform any of its obligations under this Contract.

CLAUSE EIGHT – EFFECTIVE TERM

8.1. This Contract shall take effect on the signing date below, except, however, that the supply of the Product shall begin on the date set out in Clause 2.1 above. This Contract shall be terminated (a) upon expiration of the term set forth in Clause 2.1 above or (b) in the manner provided by Clause 10 below, whichever occurs first.

8.2. The Parties acknowledge and agree that BUYER shall be registered with the Brazilian Revenue Service (Secretaria da Receita Federal do Brasil) as a preponderantly exporting company (empresa preponderantemente exportadora), to obtain the benefit of the incentive tax regime addressed to Brazilian exporters for the suspension of the imposition of the PIS and COFINS Contributions under Law 10,865 dated April 30, 2004. BUYER shall use its best efforts to obtain registration as a preponderantly exporting company within 06 (six) months as from the execution of this Contract or before the commencement of Product supply hereunder, whatever occurs later.

8.2.1. If BUYER fails to obtain registration as a preponderantly exporting company, or if at any time during the term of this Contract PIS and COFINS Contributions are imposed on the supply of Products under this Contract, the Parties agree that the cost of PIS and COFINS Contributions shall be added to the Unit Price in accordance with Clause 4.2 above and Attachment V hereto, and BUYER shall use, to the extent possible, the tax credits related to the imposition of PIS and COFINS contributions on the supply of Products hereunder for each monthly supply of Products to set off against BUYER’s federal tax liabilities related to the Brazilian Corporate Income Taxes or other federal taxes, within 12 (twelve) months counted from such monthly supply of Products.

8.2.2. If during such 12 (twelve) month term BUYER does not fully set off the PIS and COFINS credits recognized as a result of the supply of Products hereunder (in the manner described in Clause 8.2.1 above) for each monthly supply of Products, SELLER shall grant BUYER with non-interest bearing loans, under a current account mechanism, in the amount equivalent to 50% (fifty per cent) of the economic and financial burden equivalent to the amount of PIS and COFINS credits not settled-off, at the end of each 12 (twelve) month term after the date on which the supply of Products hereunder commences to be subject to the imposition of PIS and COFINS Contributions.

8.2.3. If and when BUYER succeeds on fully setting-off the PIS and COFINS credits mentioned in Clause 8.2.2, above against federal taxes, BUYER shall repay to the SELLER the portion of the loan referred to in Clause 8.2.2 equivalent to the amount of the credits fully setoff.

8.3. In addition, the Parties shall use their best efforts to obtain within six (6) months as from the date of execution of this Contract, a binding ruling, in form and substance acceptable to both Parties and each shareholder of BUYER, from the Tax Authorities of the States of Minas Gerais (Secretaria de Estado da Fazenda de Minas Gerais) providing that no ICMS or similar tax will be payable by any of the Parties, or its affiliates, in connection with any transactions contemplated herein.

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8.3.1. If the ICMS starts to be effectively imposed on the supply of Products under this Contract, the Parties agree that the cost of ICMS shall be added to the Unit Price in accordance with Clause 8.2 above and Attachment V hereto. In this case, SELLER hereby commits to acquire or cause its Affiliates (as defined in Clause 11.4.2 below) to acquire, for every 6 (six) months (the initial date of the first six-month period shall be considered the date on which the ICMS shall be considered due according to this Clause 8.3.1) all ICMS credits generated to BUYER and its Affiliates under this Contract and accumulated during each such 6 (six)-month period. The ICMS credits acquisition herein shall be made at nominal value, up to the amount of the ICMS tax debts registered by any branches of SELLER and/or any of the branches of its Affiliates located in the State of Minas Gerais, which credits were generated in the relevant 6 (six)-month period. SELLER and SELLER’s Affiliates shall acquire all BUYER and BUYER’s Affiliates ICMS credits generated in the State of Minas Gerais up to the limit of SELLER and SELLER’s Affiliates ICMS tax debts generated in that State excluding the SELLER’s and SELLER’s Affiliates ICMS tax debts offset against (i) SELLER’s own ICMS tax credits and (ii) ICMS tax credits of branches of wholly owned subsidiaries of SELLER.

8.3.2. If the ICMS starts to be effectively imposed on the supply of Products under this Contract and the SELLER and/or its Affiliates are not able to acquire all ICMS credits generated to BUYER and its Affiliates under this Contract every (6) six-month period, SELLER shall submit to BUYER within 10 days after each (6) six-month period (as regulated under this Clause 8.3), documents evidencing (i) the amount of ICMS tax debts registered by each of its branches and the branches of SELLER’s Affiliates located in the State of Minas Gerais; (ii) the amount of ICMS tax credits registered by SELLER’s branches and the branches of its wholly owned subsidiaries that were or shall be transferred to SELLER within said (6) six-month period and (iii) the amount of ICMS tax credits registered by BUYER or any of its Affiliates as a result of the acquisition of Products under this Contract which are transferable to SELLER or SELLER’s Affiliates (the “Transferable ICMS Tax Credits”).

8.3.3. If the amount of ICMS tax debts of SELLER and its Affiliates registered in the relevant 6 (six) month period as a result of the supply of Products under this Contract is lower than the Transferable ICMS Tax Credits determined under Clause 8.3.2 above, such difference may be carried over (to be set-off) within the following 12 (twelve) months to be transferred from BUYER or BUYER’s Affiliates to SELLER and/or SELLER’s Affiliates as provided in this Clause 8.3.

8.3.4. If the Parties fail to obtain the authorizations required by the Tax Authorities of the State of Minas Gerais to transfer ICMS credits as provided in this Clause 8.3 or if any difference mentioned in Clause 8.3.3 above is not transferred by BUYER or its Affiliates to SELLER or SELLER’s Affiliates within the 12 (twelve) month period mentioned in Clause 8.3.3 above, SELLER shall grant BUYER with non-interest bearing loans, under a current account mechanism, in the amount equivalent to 50% (fifty per cent) of the economic and financial burden equivalent to the non-transferable portion of the ICMS tax credits registered by BUYER or BUYER’s Affiliates as from the end of each 12 month-term after the date on which the supply of Products hereunder commences to be subject to the imposition of ICMS.

8.3.5. If and when BUYER succeeds on transferring the ICMS tax credits mentioned in Clause 8.3.4, above, BUYER shall repay to the SELLER the portion of the loan referred to in Clause 8.3.4 in the amount of the transferred ICMS tax credits.

8.4. Once BUYER’s right to offset or recover the PIS and COFINS credits or to transfer the ICMS tax credits in connection with a given month elapsed after the 5 (five) year period of statute of limitation set forth by the applicable legislation counted from the recognition of tax credits by BUYER or its Affiliates (as defined in Clause 11.4.2 below) related to PIS and COFINS contributions as set forth in Clause 8.2.1 or related to the ICMS, as set forth in Clause 8.3.1, the balance, if any, of the relevant loans made in accordance with Clauses 8.3.1, 8.3.2, 8.3.4 and 8.3.5, above, shall be forgiven by SELLER.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

8.5 In the event that the physical and/or symbolic transfers, flows of invoices, transfer of title or the supply of the Product under this Contract becomes subject to the ICMS at any time during this Contract, or to any value added tax imposed by the States in a form identical to the ICMS imposition, the Parties agree that clauses 8.3.1 to 8.3.4 shall apply to the ICMS or such value added tax.

8.6. If at any time during the term of this Contract, as a result of change of Applicable Law, PIS and COFINS Contributions and/or the ICMS are replaced by new taxes imposed by any federal, state or municipal authority, which are imposed on the supply of Products under this Contract, or if other taxes are created and so imposed, the Parties shall negotiate in good faith on how the tax burden will be shared between them. If there is no agreement between the Parties within the period of six months counted from the change in Applicable Law mentioned in this Clause, the Parties shall share on a 50/50 basis the economic and financial burden equivalent to the amount of said tax burden.

CLAUSE NINE – ACTS OF GOD AND FORCE MAJEURE

9.1. Provided that the provisions of this Clause are complied with, neither of the Parties shall be held liable to the other Party due to non-fulfillment of any obligation (except pecuniary obligations) attributed to it under this Contract and insofar as such non-fulfillment is directly attributable to an event of force majeure or act of God under Brazilian Law, as defined by article 393, sole paragraph, of the Civil Code, including but not limited to (a) acts of wars, (whether declared or not), epidemics, sabotage, military actions or hostilities and acts of terrorism or the escalation thereof occurring after the date hereof; (b) regional or national strikes, work stoppages, slowdowns or lockouts of any trade category involved in production of the Product or adversely affecting abilities of either Party to comply with the terms and conditions of this Contract; (c) acts of God and inclement weather or such other atypical events of nature that are not predictable and/or the effects of which cannot be avoided by employing reasonable control measures; (d) accidents or emergency stoppages in order to prevent accidents that impede or restrict the operation and/or construction and/or expansion of installations related to the production of the Product; (e) any decision by an arbitration panel or court of law (even if preliminary and subject to further appeal), obtained by or granted in favor of third parties that prevents compliance with either Party's obligations under this Contract, except for litigation pertaining to right of first refusal on iron ore from Casa de Pedra Mine, included but not limited to the lawsuits listed in Attachment VII hereto (for the avoidance of doubt, those lawsuits shall not be considered nor deemed to be Force Majeure Event for every and all purposes of this Contract); (f) expropriation, or statement of eminent domain for expropriation purposes (“declaração de utilidade pública”), or any other restriction imposed by any public authority on either Party's assets adversely affecting either Party’s assets or abilities to comply with the terms and conditions of this Contract; (g) any changes in Applicable Law occurring after the date hereof which prevents either Party from complying with the terms and conditions of this Contract; and (h) any other circumstance, change, development, event or fact that is unpredictable or unavoidable by the affected Party and which prevents such Party from complying with the terms and conditions of this Contract, if and to the extent any such events qualify as force majeure under article 393 sole paragraph of the Civil Code (“Force Majeure Event”).

9.2. In case of the occurrence of a Force Majeure Event, the Party whose obligations are being affected by such Force Majeure Event (such Party being hereinafter referred to as the “Affected Party”) shall have 5 (five) Working Days counting from such event to notify the other Party of same and prove by means of appropriate documents, as the case may be, the occurrence of such event, as well as its direct or indirect impact on its obligations under this Contract. Notwithstanding, the

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Affected Party is to implement at its own expenses and as soon as possible measures to mitigate the effects and the direction of the Force Majeure Event, indicating such measures to the other Party and keeping the latter constantly informed on the progress of such measures.

CLAUSE TEN – TERMINATION AND CONSEQUENCES OF TERMINATION

10.1. Without prejudice to any other rights provided in this Contract but with the exclusion of any other termination right, except for those provided in this Clause 10, this Contract may be terminated in the cases indicated below, provided that the Party that gives rise to such termination, either due to breach of contract or other circumstance attributable to it (with such Party being hereinafter referred to as the “Defaulting Party”), shall not have any right to file a complaint and/or claim of any kind of indemnity whatsoever:

(a) by the other Party, at its exclusive discretion, in the event of non-compliance by the Defaulting Party with any monetary obligation set forth in this Contract, provided that the other Party notifies the Defaulting Party with respect to such non-performance and the Defaulting Party does not remedy such non-compliance within a period of [•] days counting from the date of receipt of such notification; or

(b) by BUYER at its exclusive discretion, in the event of occurrence of a Material Default, as defined in Attachment VI hereto; or

(c) by the other Party, at its exclusive discretion, in case any representation made in this Contract by the Defaulting Party proves to be incorrect or untruthful, for any reason, provided that if such incorrect or untruthful matter can be remedied and (i) is not remedied within a period of [•] days counting from the date of receipt of such notification pointing out the incorrect or untruthful representation and (ii) results in a Material Default; or

(d) by the other Party, at its exclusive discretion, in the event of acceptance of a process for court recovery, the commencement of extrajudicial recovery, declaration of bankruptcy or dissolution of the Defaulting Party; or

(e) by BUYER, in case of Force Majeure exceeding [•] months upon immediately effective notice to SELLER.

10.2. The Parties agree that this Contract may be terminated by SELLER at any time after [•], upon at least one year prior written notice to BUYER.

10.3. Should expiration or termination of this Contract occur for any reason, including Force Majeure (under this Contract or the Free Lease Agreement provided in Clause Six hereof, including in case of termination under Clause 3.2 of the Free Lease Agreement), and except as provided in Clause 10.5, and there is still a balance of the Contractual Quantity to be removed by BUYER under this Contract (the “Contractual Quantity Balance”), then SELLER shall, within [•] days from the date of expiration or termination,

(i) sell to BUYER a product similar in quality to the Pellet Feed (“Similar Product”), and in a quantity equivalent to the one that would have been produced by using the Contractual Quantity Balance (“Balance Quantity of Pellet Feed”).

The selling price per wmt of the Similar Product shall be the sum of (a) P1, as defined in Clause 4.1, converted into Pellet Feed based on the accumulated average recovery yield ratio of the Concentration Plant, (b) the variable costs (custos variáveis) of production of Pellet

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Feed, which shall include, but not be limited to, mining costs, beneficiation costs and handling costs, and (c) the fixed costs (custos fixos) of production of Pellet Feed.

For purpose of calculating the Balance Quantity of Pellet Feed, the Parties assume that the production of the Concentration Plant is expected to be 1/3 (one third) of BFPF and 2/3 (two thirds) of DRPF.

In case BUYER incurs additional costs at Pelletizing Plant I as a result of differences in quality between the Similar Product and BFPF, SELLER agrees to compensate BUYER for all such additional costs.

In case there is a significant loss of production at Pelletizing Plant I due to the differences in quality referred to in the preceding paragraph, SELLER shall endeavor its best efforts to mitigate such loss of production at its own expense;

or

(ii) pay the Compensation Amount (as defined in Clause 10.4 below) to BUYER;

or

(iii) both sell to BUYER the Similar Product (in an amount lower than the Balance Quantity of Pellet Feed) and pay monetary compensation for the difference between the quantity of Similar Product sold and the Balance Quantity of Pellet Feed.

Provided, however, that, exclusively in the case of the compensation by SELLER to BUYER related to the lack of production of BFPF from the Concentration Plant, BUYER shall be entitled to choose, at its own discretion, among the forms of compensation as described in the preceding items.

10.4. Any monetary compensation payable by SELLER to BUYER hereunder shall be determined as follows:

(a) the amount of such monetary compensation shall be discussed and agreed in good faith between SELLER and BUYER (with the Brazilian SPC’s good faith approval) within [•] days from the date a written request to that effect is made by BUYER and shall correspond to (without the duplication or double counting) the cash flow (x) (fluxo de caixa) shortfall in connection with the loss of revenues resulting from the sales of the Balance Quantity of Pellet Feed not effected by BUYER (it being understood that “cash flow” shall mean BUYER’s net sales revenues (receita líquida de vendas) minus variable costs (custos variáveis) associated with such revenue shortfall and determined based on the then effective long and mid-term business plans of BUYER and (y) any penalties, damages or indemnities paid by BUYER to any third parties under commercial arrangements as a result of the Contractual Balance (but excluding penalties, damages or indemnities, if any, payable to purchasers of BUYER’s products in connection with offtake agreements or other similar commercial arrangements) (the amount of such compensation, the “Compensation Amount”). For the avoidance of doubt, an example of the calculation of the Compensation Amount is attached as Attachment VII hereto;

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(b) in case SELLER and BUYER do not reach an agreement on the Compensation Amount, such amount shall be determined by BUYER’s independent auditor within 30 (thirty) days from the date a written request to that effect if made either by SELLER or BUYER; and

(c) the Compensation Amount shall be payable by SELLER to BUYER within 30 (thirty) days from the date (i) SELLER and BUYER reach an agreement on such amount or (ii) such amount is determined by BUYER’s independent auditor, as the case may be.

10.5. The Parties agree that the provisions of Clauses 10.3 and 10.4 shall not apply if the termination is caused by BUYER under Clauses 10.1 (a) or 10.1 (d). In all other cases of termination or expiration of this Agreement where there is a Contractual Quantity Balance to be supplied by BUYER under this Contract, Clauses 10.3 and 10.4 shall apply.

CLAUSE ELEVEN – GENERAL PROVISIONS

11.1. The Parties acknowledge and agree that this Contract contains all the requisites needed for this instrument serving as a valid document for commencement of execution proceedings (título executivo extrajudicial), for all legal intents and purposes.

11.2. This Contract reflects the entire understanding of the Parties with respect to its scope and replaces any and all previous agreements and understandings. Each one of the Parties hereby acknowledges and confirms that it is not signing this Contract based on any representation, guarantee or other commitment by the other Party that is not fully reflected in the provisions hereof. Any matter relating to supply of the Product that is not specifically provided in this Contract shall be examined separately and mutually agreed upon by the Parties.

11.3. Without prejudice to the provisions contained in Clause 11.4 below, this Contract binds the Parties and/or successors on any degrees whatsoever. In this sense, in the event of merger, amalgamation (upstream merger under Brazilian law), spin-off or change in control of either of the Parties, continuity of this Contract is expressly assured, obligating the successor or any third parties related in any manner to the merger, amalgamation, spin-off or change in control of either of the Parties to comply with all the clauses, terms and conditions established in this Contract.

11.4. Neither Party shall assign or transfer (in whole or in part) its rights or obligations under this Contract without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that (i) each of the Parties may assign all (but not a part) of its rights and obligations under this Contract without the prior written consent of the other Party to one of its Affiliates, as defined in Clause 11.4.2 below, and (ii) in case any third party or an Affiliate of SELLER acquires the mining rights relating to the Casa de Pedra mine, (x) SELLER shall assign all (but not a part) of its rights and obligations under this Contract to such third party or Affiliate of SELLER if there is no split (desmembramento) of such mining rights or (y) if split (desmembramento) of such mining rights occurs, SELLER and BUYER shall discuss in good faith to agree as to whether and how this Contract will be assigned (in whole or in part) based on the shared understanding that the Parties shall seek the best way to ensure that all obligations under this Contract shall continue to be fulfilled in accordance with the terms hereof. This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

11.4.1. In addition to the foregoing, in the event of an assignment or transfer as stated in Clause 11.4 (i) the assigning Party shall (a) ensure that, as a part of such assignment, the assignee accepts the assignment of all rights and obligations of the assigning Party under this Contract, and (b) shall remain jointly liable with the assignee for all obligations under this Contract.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

11.4.2 For the purposes of Clause 11.4 and 11.4.1 above, “Affiliates” shall mean, with respect to any Party, a person that directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of securities having 50% or more of the voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership or other ownership interests of any other person (other than as a limited partner of such other person).

11.5. This Contract may only be amended or modified by means of prior agreement between the Parties and the signing of a specific amendment signed by both.

11.6. Any omission or tolerance by the Parties in requiring the correct and punctual compliance with the specific or generic terms and conditions contained in this Contract, or in exercising any prerogative hereunder, shall not constitute any kind of waiver, desistance or novation, and nor shall it affect the right of the Parties to exercise them at any time.

11.7. In the event any provision of this Contract should be considered invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions contained in this Contract shall not in any manner whatsoever be affected or prejudiced thereby and shall remain in full force and effect. The Parties shall negotiate in good faith to (i) replace any provisions considered invalid, illegal or unenforceable with valid, legal and enforceable provisions or (ii) to enter into any further agreements or transactions as may be required under the Applicable Law, provided that in both (i) and (ii) the effects of the replacing provisions or further agreements or arrangements shall be equal to the economic effects intended by BUYER as reflected in the provisions or transactions considered invalid, illegal or unenforceable.

11.7.1. SELLER shall indemnify, reimburse or otherwise keep BUYER harmless against any and all costs, expenses, taxes, fees, liabilities or losses, including loss of revenues, arising from any of the events described in Section 11.7 above, in order that no impact on the economic and financial standing of BUYER, as reflected in BUYER’s mid and long-term business plans, occurs as a result of such events. Such indemnification, reimbursement and/or obligation to keep harmless include but are not limited to the obligation of SELLER to reimburse any taxes, fees, charges (including CFEM – Compensação Financeira pela Exploração de Recursos Minerais - financial compensation against the exploitation of mineral resources) which may be levied on NAMISA in relation to the operations, activities or obligations of the Parties under this Contract which may result of the events described in Section 11.7 above.

11.7.2. SELLER shall have no right to be indemnified under the terms of this Contract or under Applicable Law with regard to the good standing maintenance of the mining rights related to the area where the tailing dams B-IV and B-V are located.

11.8. This Contract does not create or intend to create any kind of company, association, joint venture, cooperative, partnership, consortium, or agency, and neither does it attribute or aim to create any kind of relationship involving principal and agent, commercial representation, business management or other kind of similar legal arrangement between the Parties, except for those expressly provided in this Contract and directly related to the supply of the Product by SELLER to BUYER.

11.9. Each Party is responsible for covering its own costs and other expenses incurred or to be incurred in relation to the signing and execution of this Contract.

11.10. Should, after the signature of this Contract, any taxes be created, or any tax rates, taxable base or manners for calculating any tax existing at the signing date below and involving taxable events related in any manner to this Contract be altered, via Applicable Law, or any special tax benefit available to the Parties related to this Contract granted by any federal, state or municipal taxing authorities be extinguished, the Parties shall negotiate, in good faith, to amend this Contract in order to restore its economic and financial balance.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

CLAUSE TWELVE – CONFIDENTIALITY

12.1. During the time this Contract remains in effect and for the period of 5 (five) years after termination hereof, the Parties undertake – for themselves as well as on behalf of third parties related to them – to maintain absolute secrecy regarding the terms and conditions of this Contract, and also with respect to any and all information obtained as a result of this Contract, except (a) if the disclosure of such information is determined by this Contract or if such information is already proven to be in the public domain without failure of the Party receiving confidential information of the other Party, (b) with the express and prior authorization of the other Party, (c) in order to exercise any rights attributed to the Parties according to this Contract, (d) required by Applicable Law, by an order of any governmental authority or as a result of a judicial order, in which case the disclosure shall be limited to the terms and conditions that are to be disclosed pursuant to such determination, and provided that the Party subject to such judicial order shall promptly notify the other Party and thus give such other Party the opportunity to limit or avoid the disclosure, to the extent permitted by the Applicable Law or (e) in case of BUYER, the disclosure of information to the Intervening Parties and shareholders of Japanese SPC.

CLAUSE THIRTEEN – COMMUNICATIONS

13.1. All notices, communications, requests, authorizations and consents that have to be transmitted or given by the Parties under this Contract shall only be valid and effective if provided in writing through correspondence (under protocol or sent against notice of receipt) or fax (with proof of transmission) addressed in the following manner (or in such other manner as may be notified subsequently by one Party to the other):

(a) BUYER:

Address: Alameda da Serra, nº 400, 9º andar
            CEP 34000-000 – Nova Lima – MG
Phone: (0xx31) 3269-1410
Fax: (0xx31) 3269-1414
At.: Diretor Comercial (Attention of Commercial Director)
Cc.: Diretor de Operações e Diretor Jurídico (Copied to Operations Director and Legal Director)

(b) SELLER:

Address: Av. Brigadeiro Faria Lima, nº 3.400, 20º andar
            CEP 04538-132 – São Paulo – SP
Phone: (0xx11) 3749-1210
Fax: (0xx11) 3749-1284
At.: Diretor de Mineração (Attention of Mining Director)
Cc.: Diretor Comercial de Minério de Ferro e Diretor Jurídico (Copied to Iron Ore Commercial Director and Legal Director)

(c) BIG JUMP ENERGY PARTICIPAÇÕES S.A.:

Address: Rua da Consolação, 247, 3rd Floor, Room 85A, São Paulo, Brazil

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Phone: (0xx11) 3170-8509
Fax: (0xx11) 3170-8549
At.: Diretor Presidente (Attention of Director-President)

(d) BRAZIL JAPAN IRON ORE CORPORATION:

Address: 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo, 107-8077, Japan
 Phone: (81 3) 3497-3365
Fax: (81 3) 3497-3342
At.: Mr. Yasuhiro Miyata

(e) POSCO:

Address: 892 Daechi 4-dong Kangnam-gu, Seoul, 135-777, Korea
Phone: (82 2) 3457-0306
Fax: (82 2) 3457-1908
At.: Mr. Myung Deuk Seo (Group Leader)

CLAUSE FOURTEEN – ARBITRATION

14.1. The Parties are to submit any dispute, controversy or disagreement resulting from this Contract or related to same solely and exclusively to arbitration in the manner provided by Law No. 9.307 of September 23, 1996 and by this Clause, provided that such dispute, controversy or disagreement is not settled amicably by the Parties within a period of 30 (thirty) days counting from the date on which one of the Parties has notified the other regarding the existence of such dispute, controversy or disagreement. Arbitration shall be definitive and the results thereof binding on the Parties.

14.2. The arbitration proceedings shall take place in the City of São Paulo, State of São Paulo, and shall be administered by the International Court of Arbitration of the International Chamber of Commerce (“ICC”) and, except as provided in this Contract, shall be instituted and processed according to the Rules of Arbitration of the ICC (“Rules”).

14.3. The arbitration panel shall be made up of 3 (three) arbitrators, with each one of the Parties being responsible for appointing 1 (one) arbitrator and these 2 (two) arbitrators appointed by the Parties responsible for jointly appointing the third arbitrator, who shall preside over the arbitration panel.

14.4. The charges, fees and other expenses directly related to the arbitration proceedings, which include the costs due to the ICC and the arbitrators’ fees and, as the case may be, any expert witnesses called, shall be initially borne by both Parties in the same proportion, provided that the provisions contained in the Rules are complied with, though the arbitration award shall define the final allocation of such charges, fees and other expenses between the Parties. Each Party shall cover the expenses of the respective attorneys and assistants that it engages to represent it or to assist it during the arbitration proceedings.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

14.5. Without prejudice to the other provisions contained in this Contract, the Parties hereby acknowledge and admit the possibility of appealing to the Judiciary to obtain any urgent court measures that may be considered necessary to preserve their respective rights and interests and such measures are not to be interpreted as a waiver by the Parties of arbitration proceedings. For such purposes and for any court enforcement of an arbitration award issued by the arbitration panel, the Parties hereby choose the courts of the Judicial District of São Paulo, State of São Paulo, as having sole jurisdiction, with express waiver of any other courts, regardless of however much jurisdictional privilege they might have.

In witness whereof, the Parties and the Intervening Parties have caused this Contract to be executed in five (5) counterparts with the same form and contents, before the two (2) undersigned witnesses.

São Paulo, SP, October 21st, 2008

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Signature Page 1/5 of the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), entered into on October 21, 2008, among Nacional Minérios S/A. Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Brazil Japan Iron Ore Corporation and POSCO.

NACIONAL MINÉRIOS S/A

________________________________	________________________________
Name: Title:	Name: Title:

6/35

6/3523

Signature Page 2/5 of the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), entered into on October 21, 2008, among Nacional Minérios S/A. Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Brazil Japan Iron Ore Corporation and POSCO.

COMPANHIA SIDERÚRGICA NACIONAL

________________________________	________________________________
Name: Position:	Name: Position:

Signature Page 3/5 of the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), entered into on October 21, 2008, among Nacional Minérios S/A. Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Brazil Japan Iron Ore Corporation and POSCO.

BRAZIL JAPAN IRON ORE CORPORATION

________________________________	________________________________
Name: Title:	Name: Title:

Signature Page 4/5 of the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), entered into on October 21, 2008, among Nacional Minérios S/A. Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Brazil Japan Iron Ore Corporation and POSCO.

BIG JUMP ENERGY PARTICIPAÇÕES S.A.

________________________________	________________________________
Name: Position:	Name: Position:

Signature Page 5/5 of the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects), entered into on October 21, 2008, among Nacional Minérios S/A. Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Brazil Japan Iron Ore Corporation and POSCO.

POSCO

________________________________	________________________________
Name: Position:	Name: Position:

Witnesses:

________________________________	________________________________
Name: ID (RG) No.: Tax Reg. (CPF/MF) No.:	Name: RG No.: CPF/MF No.:

6/3527

ATTACHMENT I

SPECIFICATIONS OF THE PRODUCT

[•]

ATTACHMENT II

CRITERIA AND PROCEDURES FOR WEIGHING
AND OBTAINING AND ANALYZING SAMPLES

1.         WEIGHING

1.1.    The weighing of the Product shall be provided by SELLER according to a methodology to be discussed and detailed in good faith between the Parties prior to the date for initiating the supply of the Product.

1.2.   A weight certificate for each Batch of Product supplied shall be issued by SELLER and submitted to BUYER within no more than 5 (five) Working Days from the issue date.

1.3.   The scales used in the weighing process shall be gauged and calibrated by a renowned institution registered with the Brazilian Metrology Institute (INMETRO) at a frequency to be agreed between the Parties that is appropriate for this type of operation. The certificates of gauging and calibrating the scales are to be submitted by one Party to the other whenever requested.

2.         SAMPLING AND ANALYSIS

2.1.      Sampling and analysis of the Product supplied carried out by SELLER in accordance with a methodology to be discussed and detailed in good faith between the Parties prior to the date for initiating supply of the Product, based on the applicable norms of the International Standards Organization (ISO).

2.2.            A certificate of quality for each Batch of Product supplied shall be provided by SELLER and submitted to BUYER within no more than 5 (five) Working Days from the issue date.

ATTACHMENT III

BANK ACCOUNTS OF THE PARTIES

NACIONAL MINÉRIOS S/A

Banco Itaú – 341 (Bank No.)

Agência nº 910 (Branch No.

Conta-Corrente nº 09595-9 (Current Account No.)

COMPANHIA SIDERÚRGICA NACIONAL

Banco Citibank – 745 (Bank No.)

Agência nº 003 (Branch No.)

Conta-Corrente nº 5234085-6 (Current Account No.)

ATTACHMENT IV

LAYOUT OF THE AREA ASSIGNED ON A LOAN FOR USE BASIS (COMMODATUM)

[•]

ATTACHMENT V

TAXES IMPOSED ON THE SUPPLY

Tax	Rate
PIS	1.65%
COFINS	7.60%
ICMS	18.00%

SCENARIO #1:

Assumptions: (i) special registration of BUYER with the Brazilian Revenue Service as a preponderantly exporter company IS obtained; and (ii) special regime by the State of Minas Gerais IS obtained by BUYER.

Taxation:        Price = PU

SCENARIO #2:

Assumptions: (i) special registration of BUYER with the Brazilian Revenue Service as a preponderantly exporter company IS obtained; and (ii) special regime by the State of Minas Gerais IS NOT obtained by BUYER.

Taxation:        Price = PU / (1-18%) = PU / 0.82

SCENARIO #3:

Assumptions: (i) special registration of BUYER with the Brazilian Revenue Service as a preponderantly exporter company IS NOT obtained; and (ii) special regime by the State of Minas Gerais IS obtained by BUYER.

Taxation:        Price = PU / [1 - (1.65% + 7.60% - X% - Y%)]

X% and Y% mean the difference between the nominal tax rates of PIS, equivalent to 1.65% and COFINS, equivalent to 7.6% and the effective tax rates of PIS and COFINS Contributions, respectively, paid by SELLER in the month preceding the one in which the PU is calculated.

SCENARIO #4:

Assumptions: (i) special registration of BUYER with the Brazilian Revenue Service as a preponderantly exporter company IS NOT obtained; and (ii) special regime by the State of Minas Gerais IS NOT obtained by BUYER.

Taxation:        Price = PU / [1 – (1.65% + 7.60% -X% -Y% + 18%]

X% and Y% mean the difference between the nominal tax rates of PIS, equivalent to 1.65% and COFINS, equivalent to 7.6% and the effective tax rates of PIS and COFINS Contributions, respectively, paid by SELLER in the month preceding the one in which the PU is calculated..

ATTACHMENT VI

MATERIAL DEFAULT

“Material Default” means any act, fact or omission attributable to SELLER that has caused a material default by SELLER under this Contract and that SELLER has failed to cure (being such cure either by fulfillment of the defaulted obligation or by proper monetary compensation, at SELLER's sole discretion) within a period of 180 days from the date of receipt by SELLER of written communication to that effect, provided, however, that, without limiting the generality of the foregoing, Material Default shall not include the effect of any circumstance, change, development, event, state of fact arising out of or attributable to a Force Majeure Event

ATTACHMENT VII

Example of Calculation of the Compensation Amount

Monetary compensation for contract related breach
	Scenario A	Scenario B	Scenario C
Services provided under transportation agreement as a % Declared Quantities	100%	96%	90%
Net revenues	100.000	96.000	90.000
Fixed costs	(20.000)	(20.000)	(20.000)
Variable costs	(50.000)	(48.000)	(45.000)
Penalties, damages or indemnities paid by NAMISA to any third parties resulting from contract related breach	N/A	N/A	(1.000)
"Cash flow"	30.000	28.000	24.000
"Monetary compensation"
Net revenue shortfall	N/A	N/A	6.000
Fixed cost adjustment	N/A	N/A	N/A
Variable costs adjustment	N/A	N/A	(3.000)
Penalties, damages or indemnities paid by NAMISA to any third parties resulting from contract related breach	N/A	N/A	1.000
"Cash flow" shorfall	N/A	N/A	4.000
Total "cash flow"	30.000	28.000	28.000